Exhibit 99.1

Franklin Financial Network Announces Record Second-Quarter Earnings Per Diluted Share Of $0.62

FRANKLIN, Tenn., July 26, 2016 /PRNewswire/ -- Franklin Financial Network, Inc. (NYSE: FSB), the parent company (the "Company") of Franklin Synergy Bank (the "Bank"), today announced financial results for the second quarter and six months ended June 30, 2016. For the second quarter, net income available for common shareholders increased 125.1% to a record $7.0 million from $3.1 million for the second quarter of 2015. Earnings per diluted share were a record $0.62 for the second quarter of 2016, up 121.4% from $0.28 for the second quarter of 2015.

For the first six months of 2016, net income available for common shareholders increased 112.5% to $13.2 million from $6.2 million for the first six months of 2015. Earnings per diluted share grew 84.4% for the first half of 2016 to $1.18 from $0.64 for the same period in 2015.

Highlights for the second quarter of 2016 include:

  Profitability measures reached new records, as return on average assets improved to 1.14% for the quarter and return on average tangible common equity increased to 15.35%.
  Net interest income plus noninterest income continued to grow at a strong rate, increasing 51.8% to $24.6 million from $16.2 million for the second quarter of 2015.
  The efficiency ratio improved to 52.58%, compared with 52.91% for the first quarter of 2016 and 65.35% for the second quarter last year.
  Total loans, including loans held for sale, increased $133.9 million during the second quarter to $1.57 billion at the quarter's end, which is a $588.5 million or 60.1% increase from June 30, 2015.
  Credit quality remained strong for the quarter, with nonperforming loans at 0.10% of total loans, excluding loans held for sale; the allowance for loan losses increasing to 0.92% of total loans, excluding loans held for sale; and net recoveries for the quarter.
  Tangible book value per share increased 22.1% to $18.09 at the end of the quarter compared with the end of the second quarter of 2015.

"We are pleased with our outstanding financial results for the second quarter of 2016," remarked Richard Herrington, the Company's Chairman, President and Chief Executive Officer. "Despite the challenges presented by the interest rate environment, we produced substantial comparable quarter growth in net interest income and noninterest income, driven in part by continued strong loan growth and our mortgage banking unit. In addition, our efficiency ratio improved in second quarter 2016 when compared with the same period last year and with first quarter 2016 as a result of significant economies of scale. As importantly, all key asset quality metrics stayed constant or improved.

"During the second quarter, we continued to selectively add experienced local bankers to our team and invest in expanding our corporate capabilities and infrastructure, positioning the Company to continue to leverage strong growth trends in Middle Tennessee. As evidence of those trends, Williamson County posted the highest percentage job growth among large counties nationally in 2015 and the three-county metro area including Davidson (Nashville), Williamson, (Franklin) and Rutherford (Murfreesboro) ranked fifth in the country for job growth. In addition, Nashville was ranked as the fifth best city in the country for startups and entrepreneurship, while Franklin—one of the country's 15 fastest growing cities with a population over 50,000—was also recently named the third best city in America in which to retire. Given the continuing strength of economic indicators and corporate investment in Middle Tennessee, especially Williamson County, and ongoing disciplined execution of our business model, we believe the Company is well positioned to achieve further profitable growth in the second half of 2016."

Maintaining Strong Asset Quality

  At June 30, 2016, nonperforming loans were 0.10% of total loans, excluding loans held for sale, compared with 0.12% and 0.10% at March 31, 2016 and June 30, 2015.
  Nonperforming assets were 0.12% of total loans, excluding loans held for sale, plus foreclosed assets, compared with 0.14% and 0.12% at March 31, 2016 and June 30, 2015.
  The allowance for loan losses was 0.92% of total loans, excluding loans held for sale, compared with 0.89% and 0.83% at March 31, 2016 and June 30, 2015.
  There was a net recovery for the second quarter of 2016, compared with net charge-offs as a percentage of average loans of 0.01% and 0.04% at March 31, 2016 and June 30, 2015.

Attractive, Growing, Local Markets Support Expansion of Balance Sheet

  Total assets were $2.60 billion at June 30, 2016, an increase of 47.6% from June 30, 2015 and 13.3% from the end of the first quarter of 2016.
  Total loans, including loans held for sale, increased to $1.57 billion at the end of the second quarter of 2016, up 60.1% or $588.5 million from June 30, 2015, and 9.3% or $133.9 million from March 31, 2016 (37.6% annualized).
  Loan growth for the 12 months ended June 30, 2016 was primarily due to an increase of $201.0 million in business loans, which included $122.8 million in healthcare loans, $160.0 million in commercial real estate loans and $145.2 million in construction loans.
  The mix of total loans at the end of the second quarter was consistent with the mix at the end of the prior quarter, with total real estate lending at 77.2% and business loans at 22.4% of total loans.
  Deposits were $2.25 billion at June 30, 2016, an increase of 50.8% from June 30, 2015 and 15.2% from March 31, 2016. Non-interest bearing deposits increased 36.5% and 13.9% on a comparable and sequential-quarter basis, and interest bearing deposits increased 52.6% and 15.3% on a comparable and sequential-quarter basis.
  On June 30, 2016, the Company completed a private placement of $20 million of unsecured, fixed-to-floating rate subordinated notes due 2026, which were structured to qualify as Tier 2 capital under regulatory guidelines. Substantially all of the net proceeds were contributed to Franklin Synergy Bank, the Company's primary subsidiary, as capital to fund growth and for general corporate purposes.

Revenue-Driven Economies of Scale Enhance Profitability

  Net interest income for the second quarter of 2016 increased 49.6% to $19.9 million from the second quarter of 2015 and 3.4% from the first quarter of 2016. Compared with the second quarter last year, the growth in net interest income reflected strong growth in interest earning assets. On a sequential-quarter basis, the impact from growth in interest earning assets was somewhat offset by reduced yield, as well as the growth, change in mix and increased average rate of interest bearing liabilities, which included the issuance of $40 million of subordinated notes on March 31, 2016.
  The average yield on total interest earning assets was 4.20% for the second quarter of 2016, up 14 basis points from the second quarter of 2015 and down 10 basis points from the first quarter of 2016. The average rate on total interest bearing liabilities was 0.85% for the second quarter of 2016, up 18 basis points from the second quarter of 2015 and 14 basis points from the first quarter of 2016. Net interest margin ("NIM"), adjusted for tax equivalent yield, was 3.47% for the second quarter of 2016, compared with 3.51% for the second quarter last year and 3.70% for the first quarter of 2016. Sequential quarter changes in NIM are affected by seasonal factors associated with our funding sources, specifically related to public funds deposits.
  Noninterest income for the second quarter of 2016 was $4.6 million, up 62.3% from the second quarter of 2015 and 50.0% from the first quarter of 2016. On a comparable quarter basis, the increase primarily reflected net gains on the sales of loans and securities.  The sequential quarter increase also reflected net gains on the sales of loans and securities, mortgage banking activities, and substantial growth in wealth management income and other service charges and fees.
  Noninterest expense increased 22.1% to $12.9 million for the second quarter of 2016 from the second quarter of 2015 and 9.1% from the first quarter of 2016, primarily as a result of the Company's substantial growth. Increasing economies of scale drove improvement in the Company's efficiency ratio to 52.58% for the second quarter of 2016, compared with 65.35% for the second quarter of 2015 and 52.91% for the first quarter of 2016.
  Provision expense was $1.6 million for the second quarter of 2016, compared with $0.8 million and $1.1 million for the second quarter last year and the first quarter of 2016, resulting primarily from continued strong loan growth.
  The Company's effective income tax rate improved to 30.6% for the second quarter of 2016 compared with 34.7% and 33.6% for the comparable and sequential quarters, primarily due to an increase in municipal debt in the securities portfolio and other tax strategies.

Webcast and Conference Call Information

The Company will host a webcast and conference call at 9:00 a.m. (CT) on Wednesday, July 27, 2016, to discuss operating and financial results for the second quarter of 2016. To access the call for audio only, please call 1-844-378-6480. For the presentation materials and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank's website at www.FranklinSynergyBank.com. For those unable to participate in the webcast, it will be archived for one year, with audio available for 90 days.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein.

Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

About the Company

Franklin Financial Network, Inc. is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $2.6 billion at June 30, 2016, the Bank currently operates through 12 branches and one loan production office in the demographically attractive and growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, and the FTSE Russell 2000 Index, is available at www.FranklinSynergyBank.com.

Investor Relations Contact:	Media Contact:
Sarah Meyerrose	Aimee Punessen
EVP, Chief Financial Officer	SVP, Chief Marketing Officer
(615) 236-8344	(615) 236-8329
sarah.meyerrose@franklinsynergy.com	aimee.punessen@franklinsynergy.com

FRANKLIN FINANCIAL NETWORK CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
(Amounts in thousands, except share data)	(Unaudited)
ASSETS
Cash and due from financial institutions	$ 72,050	$ 52,394
Certificates of deposit at other financial institutions	1,065	250
Securities available for sale	676,875	575,838
Securities held to maturity (fair value 2016—$243,594 and 2015—$161,969)	232,656	158,200
Loans held for sale, at fair value	16,808	14,079
Loans	1,550,729	1,303,826
Allowance for loan losses	(14,253)	(11,587)

Net loans	1,536,476	1,292,239

Restricted equity securities, at cost	9,889	7,998
Premises and equipment, net	8,449	7,640
Accrued interest receivable	8,448	7,299
Bank owned life insurance	22,942	22,619
Deferred tax asset	3,174	9,430
Buildings held for sale	—	1,640
Foreclosed assets	200	200
Servicing rights, net	3,491	3,455
Goodwill	9,124	9,124
Core deposit intangible, net	1,750	2,043
Other assets	3,704	3,344

Total assets	$ 2,607,101	$ 2,167,792

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non-interest bearing	$ 229,035	$ 176,742
Interest bearing	2,020,700	1,637,297

Total deposits	2,249,735	1,814,039
Federal funds purchased and repurchase agreements	36,672	101,086
Federal Home Loan Bank advances	52,000	57,000
Subordinated notes	58,312	—
Accrued interest payable	1,800	644
Other liabilities	4,306	6,207

Total liabilities	2,402,825	1,978,976
Shareholders' equity
Preferred stock, no par value: 1,000,000 shares authorized; Senior non-cumulative preferred stock, Series A, no par value, $1,000 liquidation value per share, 10,000 shares authorized; no shares outstanding at June 30, 2016 and 10,000 shares issued and outstanding at December 31, 2015	—	10,000
Common stock, no par value; 20,000,000 shares authorized; 10,689,481 and 10,571,377 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	150,026	147,784
Retained earnings	44,561	31,352
Accumulated other comprehensive income	9,689	(320)

Total shareholders' equity	204,276	188,816

Total liabilities and shareholders' equity	$ 2,607,101	$ 2,167,792

FRANKLIN FINANCIAL NETWORK, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Amounts in thousands, except share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest income and dividends
Loans, including fees	$ 18,930	$ 12,173	$ 36,672	$ 23,327
Securities:
Taxable	3,985	2,957	7,513	5,622
Tax-Exempt	1,197	169	2,319	189
Dividends on restricted equity securities	118	83	221	150
Federal funds sold and other	56	31	122	51

Total interest income	24,286	15,413	46,847	29,339

Interest expense
Deposits	3,358	1,913	6,435	3,546
Federal funds purchased and repurchase agreements	82	92	168	163
Federal Home Loan Bank advances	187	81	296	146
Subordinated notes and other borrowings	725	—	738	—

Total interest expense	4,352	2,086	7,637	3,855

Net interest income	19,934	13,327	39,210	25,484
Provision for loan losses	1,567	805	2,703	1,430

Net interest income after provision for loan losses	18,367	12,522	36,507	24,054

Noninterest income
Service charges on deposit accounts	46	18	95	34
Other service charges and fees	767	690	1,400	1,308
Net gains on sale of loans	2,309	1,463	3,917	3,110
Wealth management	529	301	897	587
Loan servicing fees, net	(4)	60	38	103
Gain on sale of securities	795	109	1,105	524
Net gain on sale and write-down of foreclosed assets	3	21	6	27
Other	181	189	253	373

Total noninterest income	4,626	2,851	7,711	6,066

Noninterest expense
Salaries and employee benefits	7,603	6,071	14,120	11,752
Occupancy and equipment	1,755	1,699	3,562	3,278
FDIC assessment expense	405	216	818	430
Marketing	188	198	405	418
Professional fees	977	507	2,071	866
Amortization of core deposit intangible	144	167	293	339
Indirect expenses related to public offering	—	309	—	326
Other	1,841	1,405	3,475	2,784

Total noninterest expense	12,913	10,572	24,744	20,193

Income before income tax expense	10,080	4,801	19,474	9,927
Income tax expense	3,081	1,667	6,242	3,661

Net income	6,999	3,134	13,232	6,266
Dividends paid on Series A preferred stock	—	(25)	(23)	(50)

Net income available to common shareholders	$ 6,999	$ 3,109	$ 13,209	$ 6,216

Earnings per share:
Basic	$ 0.66	$ 0.30	$ 1.24	$ 0.67
Diluted	0.62	0.28	1.18	0.64

FRANKLIN FINANCIAL NETWORK, INC. AVERAGE BALANCES(7) — ANALYSIS OF YIELDS & RATES (UNAUDITED) (Amounts in thousands, except percentages)

	Three Months Ended June 30,
	2016			2015
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 1,497,556	$ 18,955	5.09%	$ 909,705	$ 12,173	5.37%
Securities available for sale(6)	662,867	4,087	2.48%	512,152	2,790	2.19%
Securities held to maturity(6)	190,718	1,868	3.94%	48,676	336	2.77%
Certificates of deposit at other financial institutions	1,065	4	1.51%	250	2	3.21%
Federal funds sold and other(2)	51,854	170	1.32%	53,299	112	0.84%

TOTAL INTEREST EARNING ASSETS	$ 2,404,060	$ 25,084	4.20%	$ 1,524,082	$ 15,413	4.06%
Allowance for loan losses	(13,049)			(7,483)
All other assets	82,475			73,183

TOTAL ASSETS	$ 2,473,486			$ 1,589,782
LIABILITIES & SHAREHOLDERS' EQUITY
Deposits:
Interest checking	$ 280,961	$ 271	0.39%	$ 265,844	$ 261	0.39%
Money market	637,922	941	0.59%	443,085	630	0.57%
Savings	48,866	39	0.32%	33,471	38	0.46%
Time deposits	924,837	2,107	0.92%	402,335	984	0.98%
Federal Home Loan Bank advances	82,330	187	0.91%	48,165	81	0.67%
Federal funds purchased and other(3)	51,597	82	0.64%	53,832	92	0.69%
Subordinated notes and other borrowings	38,973	725	7.48%	—	—	—

TOTAL INTEREST BEARING LIABILITIES	$ 2,065,486	$ 4,352	0.85%	$ 1,246,732	$ 2,086	0.67%
Demand deposits	200,849			157,511
Other liabilities	12,766			5,937
Total shareholders' equity	194,385			179,602

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,473,486			$ 1,589,782
NET INTEREST SPREAD(4)			3.35%			3.39%
NET INTEREST INCOME		$ 20,732			$ 13,327
NET INTEREST MARGIN(5)			3.47%			3.51%

(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)

Interest income and rates for 2016 include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis. Due to immateriality, interest income and rates for 2015 exclude the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.

(7)	Averages balances are average daily balances.

	Six Months Ended June 30,
	2016			2015
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 1,431,012	$ 36,714	5.16%	$ 877,749	$ 23,327	5.36%
Securities available for sale(6)	625,876	7,833	2.52%	460,458	5,111	2.24%
Securities held to maturity(6)	174,278	3,496	4.03%	50,584	700	2.79%
Certificates of deposit at other financial institutions	655	7	2.15%	250	3	2.42%
Federal funds sold and other(2)	58,762	336	1.15%	49,154	198	0.81%

TOTAL INTEREST EARNING ASSETS	$ 2,290,583	$ 48,386	4.25%	$ 1,438,195	$ 29,339	4.11%
Allowance for loan losses	(12,508)			(7,262)
All other assets	82,481			71,276

TOTAL ASSETS	$ 2,360,556			$ 1,502,209
LIABILITIES & SHAREHOLDERS' EQUITY
Deposits:
Interest checking	$ 307,513	$ 597	0.39%	$ 283,398	$ 435	0.31%
Money market	603,503	1,810	0.60%	418,719	1,215	0.59%
Savings	47,338	81	0.34%	32,051	73	0.46%
Time deposits	864,778	3,947	0.92%	371,593	1,823	0.99%
Federal Home Loan Bank advances	69,665	296	0.85%	35,718	146	0.82%
Federal funds purchased and other(3)	52,691	168	0.64%	48,381	163	0.68%
Subordinated notes and other borrowings	20,039	738	7.41%	—	—	—

TOTAL INTEREST BEARING LIABILITIES	$ 1,965,527	$ 7,637	0.78%	$ 1,189,860	$ 3,855	0.65%
Demand deposits	189,149			153,827
Other liabilities	11,499			5,919
Total shareholders' equity	194,381			152,603

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,360,556			$ 1,502,209
NET INTEREST SPREAD(4)			3.47%			3.46%
NET INTEREST INCOME		$ 40,749			$ 25,484
NET INTEREST MARGIN(5)			3.58%			3.57%

(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)

Interest income and rates for 2016 include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis. Due to immateriality, interest income and rates for 2015 exclude the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.

(7)	Averages balances are average daily balances.

FRANKLIN FINANCIAL NETWORK, INC. SUMMARY QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED) (Amounts in thousands, except per share data and percentages)

	As of and for the three months ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015
Income Statement Data ($):
Interest income	24,286	22,561	20,081	19,301	15,413
Interest expense	4,352	3,285	2,886	2,565	2,086
Net interest income	19,934	19,276	17,195	16,736	13,327
Provision for loan losses	1,567	1,136	1,876	1,724	805
Noninterest income	4,626	3,085	2,992	3,798	2,851
Noninterest expense	12,913	11,831	11,094	10,853	10,572
Net income before taxes	10,080	9,394	7,217	7,957	4,801
Income tax expense	3,081	3,161	2,553	2,807	1,667
Net income	6,999	6,233	4,664	5,150	3,134
Earnings before interest and taxes	14,432	12,679	10,103	10,522	6,887
Net income available to common shareholders	6,999	6,210	4,639	5,125	3,109
Earnings per share, basic	0.66	0.59	0.44	0.49	0.30
Earnings per share, diluted	0.62	0.56	0.41	0.46	0.28
Profitability (%)
Return on average assets	1.14	1.12	0.89	1.07	0.79
Return on average equity	14.48	12.90	9.82	11.25	7.00
Return on average tangible common equity	15.35	14.36	11.01	12.70	7.89
Efficiency ratio	52.58	52.91	54.95	52.85	65.35
Net interest margin(1)	3.33	3.56	3.39	3.60	3.51
Balance Sheet Data ($):
Loans (including HFS)	1,567,537	1,433,623	1,317,905	1,138,492	979,033
Loan loss reserve	14,253	12,676	11,587	9,744	8,016
Cash	72,050	62,054	52,394	47,658	43,413
Securities	909,531	746,781	734,038	756,554	681,999
Goodwill	9,124	9,124	9,124	9,124	9,124
Intangible assets (Sum of core deposit intangible and SBA servicing rights)	1,792	1,946	2,107	2,249	2,414
Assets	2,607,101	2,300,094	2,167,792	2,002,538	1,766,752
Deposits	2,249,735	1,953,573	1,814,039	1,714,594	1,491,986
Liabilities	2,402,825	2,108,184	1,978,976	1,814,928	1,589,671
Total equity	204,276	191,910	188,816	187,610	177,081
Common equity	204,276	191,910	178,816	177,610	167,081
Tangible common equity	193,360	180,840	167,585	166,237	155,543
Asset Quality (%)
Nonperforming loans/ total loans(2)	0.10	0.12	0.25	0.07	0.10
Nonperforming assets / (total loans(2) + foreclosed assets)	0.12	0.14	0.27	0.09	0.12
Loan loss reserve / total loans(2)	0.92	0.89	0.89	0.87	0.83
Net charge-offs / average loans	0.00	0.01	0.01	0.00	0.04
Capital (%)
Tangible common equity to tangible assets	7.45	7.90	7.77	8.35	8.86
Leverage ratio(3)	7.33	7.69	8.48	8.90	10.38
Common Equity Tier 1 ratio(3)	9.24	9.60	10.08	11.03	12.52
Tier 1 risk-based capital ratio(3)	9.24	9.60	10.51	11.52	13.09
Total risk-based capital ratio(3)	13.05	12.49	11.21	12.18	13.74

(1)	Net interest margins shown in the table above do not include tax-equivalent adjustments.
(2)	Total loans in this ratio exclude loans held for sale.
(3)

Capital ratios come from the Company's regulatory filings with the Board of Governors of the Federal Reserve System, and for June 30, 2016 the ratios are estimates since the Company's quarterly regulatory reports have not yet been filed.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

  "Common shareholders' equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
  "Tangible common shareholders' equity" is common shareholders' equity less goodwill and other intangible assets;
  "Total tangible assets" is defined as total assets less goodwill and other intangible assets;
  "Other intangible assets" is defined as the sum of core deposit intangible and SBA servicing rights;
  "Tangible book value per share" is defined as tangible common shareholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
  "Tangible common shareholders' equity ratio" is defined as the ratio of tangible common shareholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
  "Return on Average Tangible Common Equity" is defined as annualized net income available to common shareholders divided by average tangible common shareholders' equity; and
  "Efficiency ratio" is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

	As of or for the Three Months Ended
(Amounts in thousands, except share/ per share data and percentages)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015
Total shareholders' equity	$ 204,276	$ 191,910	$ 188,816	$ 187,610	$ 177,081
Less: Preferred stock	—	—	10,000	10,000	10,000
Total common shareholders' equity	204,276	191,910	178,816	177,610	167,081
Common shares outstanding	10,689,481	10,586,592	10,571,377	10,524,630	10,502,671
Book value per share	$ 19.11	$ 18.13	$ 16.92	$ 16.88	$ 15.91
Total common shareholders' equity	204,276	191,910	178,816	177,610	167,081
Less: Goodwill and other intangible assets	10,916	11,070	11,231	11,373	11,538
Tangible common shareholders' equity	$ 193,360	$ 180,840	$ 167,585	$ 166,237	$ 155,543
Common shares outstanding	10,689,481	10,586,592	10,571,377	10,524,630	10,502,671
Tangible book value per share	$ 18.09	$ 17.08	$ 15.85	$ 15.80	$ 14.81

Average total shareholders' equity	194,385	194,383	188,460	181,540	179,602
Less: Average Preferred stock	—	9,231	10,000	10,000	10,000
Less: Average Goodwill and other intangible assets	11,006	11,165	11,309	11,469	11,643
Average tangible common shareholders' equity	$ 183,379	$ 173,987	$ 167,151	$ 160,071	$ 157,959

Net income available to common shareholders	6,999	$ 6,210	$ 4,639	$ 5,125	$ 3,109
Average tangible common equity	183,379	173,987	167,151	160,071	157,959
Return on average tangible common equity	15.35%	14.36%	11.01%	12.70%	7.89%

Efficiency Ratio:
Net interest income	$ 19,934	$ 19,276	$ 17,195	$ 16,736	$ 13,327
Noninterest income	4,626	3,085	2,992	3,798	2,851
Operating revenue	24,560	22,361	20,187	20,534	16,178
Expense
Total noninterest expense	12,913	11,831	11,094	10,853	10,572
Efficiency ratio	52.58%	52.91%	54.96%	52.85%	65.35%

Annualized interest and fees from loans	$ 76,136	$ 71,358	$ 61,506	$ 58,495	$ 48,826
Average loans	1,497,556	1,364,467	1,232,218	1,044,520	909,705
Reported yield on loans(1)	5.08%	5.23%	4.99%	5.60%	5.37%
Annualized accretion income on acquired loans	$ 1,108	$ 1,447	$ 1,409	$ 4,374	$ 2,893
Less: Effect of accretion income on acquired loans	(0.07%)	(0.11%)	(0.11%)	(0.42%)	(0.32%)
Adjusted yield on loans	5.01%	5.12%	4.88%	5.18%	5.05%

As of or for the Three Months Ended
(Amounts in thousands, except share/ per share data and percentages)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015
Annualized net interest income	$ 80,174	$ 77,528	$ 68,219	$ 66,398	$ 53,454
Average earning assets	2,404,060	2,177,905	2,009,481	1,846,372	1,524,082
Reported net interest margin(1)	3.33%	3.56%	3.39%	3.60%	3.51%
Annualized accretion income on acquired loans	$ 1,108	$ 1,447	$ 1,409	$ 4,374	$ 2,893
Effect of accretion income on acquired loans	(0.05%)	(0.07%)	(0.07%)	(0.24%)	(0.19%)
Annualized premium amortization on acquired deposits	$ —	$ —	$ —	$ 4	$ 100
Effect of premium amortization of acquired deposits	(0.00%)	(0.00%)	(0.00%)	(0.00%)	(0.01%)
Net interest margin adjusted for purchase accounting adjustments	3.28%	3.49%	3.32%	3.36%	3.31%

(1)	The yields and margins reported in the table above do not include any tax-equivalent adjustments.

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